                        COMPUTATION OF PER SHARE EARNINGS
                             (Dollars in thousands)

                                                                       For the three months ended
                                                    September 30, 1999                         September 30, 1998
                                     ---------------------------------------------------------------------------------------
                                                         Weighted                                    Weighted
                                                         Average       Per share                     Average      Per share
                                           Income         Shares         Amount         Income        Shares       Amount
Basic EPS
  Income available to common
   shareholders                              $498      1,305,922        $0.38           $429      1,331,483         $0.32

Effect of dilutive securities
  Options                                                 39,868                                     56,033

Diluted EPS
  Income available to common
   shareholders                               498      1,345,790        $0.37           $429      1,387,515         $0.31


                                                                   For the nine months ended
                                                  September 30, 1999                            September 30, 1998
                                    ----------------------------------------------------------------------------------------
Basic EPS
  Income available to common
   shareholders                            $1,392      1,301,582        $1.07         $1,343      1,297,091         $1.03

Effect of dilutive securities
  Options                                                 43,301                                     54,035

Diluted EPS
  Income available to common
  shareholders                             1,392       1,344,883        $1.04         $1,343      1,351,125         $0.99

